IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF NEVADA

IN RE:	§	
	§	
CLAREMONT TECHNOLOGIES CORP	§	CASE NO. 05-12235-LBR
	§	
DEBTOR.	§	

CLAREMONT TECHNOLOGIES CORP
DISCLOSURE STATEMENT IN FAVOR OF
PLAN OF REORGANIZATION

MATTHEW L. JOHNSON
Nevada Bar No. 6004
Lakes Business Park
8831 West Sahara Avenue
Las Vegas, NV 89117
(702) 822-2640
(702) 822-2650 (fax)

ATTORNEY FOR
CLAREMONT TECHNOLOGIESCORP.

THIS PROPOSED DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT FOR USE IN THE SOLICITATION OF ACCEPTANCES OF THE PLAN. ACCORDINGLY, THE FILING AND DISSEMINATION OF THIS PROPOSED DISCLOSURE STATEMENT IS NOT INTENDED, NOR SHOULD IT BE CONSTRUED, AS SUCH A SOLICITATION, NOR SHOULD THE INFORMATION CONTAINED HEREIN BE RELIED UPON FOR ANY PURPOSE PRIOR TO A DETERMINATION BY THE BANKRUPTCY COURT THAT THE PROPOSED DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION. DISSEMINATION OF THIS PROPOSED DISCLOSURE STATEMENT IS CONTROLLED BY BANKRUPTCY RULE 3017.

TABLE OF CONTENTS

I.
INTRODUCTION

CLAREMONT TECHNOLOGIES CORP. ("Claremont"), Debtor and Debtor-in-Possession herein provides this Disclosure Statement (the "Disclosure Statement") to all of Debtor's known creditors, interest holders, and other parties-in-interest of the Debtor in order to disclose information deemed to be material, important and necessary to a reasonably informed decision of each party-in-interest exercising the right to vote on Claremont's Plan of Reorganization (the "Plan") which has been filed with the United States Bankruptcy Court for the District of Nevada (the "Bankruptcy Court") in this Chapter 11 case under the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., (the "Bankruptcy Code"). A copy of the Plan is enclosed with this Disclosure Statement as Exhibit "A", and the terms and definitions contained in the Plan are incorporated herein by reference for all purposes. In the event of any conflict between the Plan and this Disclosure Statement, the Plan shall govern.

A HEARING IN THE BANKRUPTCY COURT TO CONSIDER CONFIRMATION OF THE PLAN IS SCHEDULED FOR _______ _.M. ON ________________, COURTROOM NO. ____, __TH FLOOR, AT THE UNITED STATES BANKRUPTCY COURT, UNITED STATES COURTHOUSE, ______________________, LAS VEGAS, NEVADA.

Information contained in this Disclosure Statement summarizes the Plan and should not be solely relied upon for voting purposes. Creditors and Interest Holders who are entitled to vote on the Plan are urged to read the Plan carefully. Creditors are further urged to consult with counsel and with each other in order to understand the Plan fully. The Plan is a legally binding document and, although relatively simple in form, is based on complex financial considerations. An informed evaluation of the Plan cannot be made without these considerations being understood. A true and correct copy of the Plan is attached hereto as Exhibit "A" and incorporated herein for all purposes.

II.
SUMMARY OF THE PLAN

The following is a brief summary of the Plan. This summary is qualified in its entirety by reference to the provisions of the Plan. The Plan contemplates the reorganization of the Debtor. The Plan designates 6 classes of Creditor Claims and Equity Interests which take into account the differing nature and priority of claims established under the Bankruptcy Code.

The Plan provides for the retention of the Debtor's assets by the Debtor. The Plan proposes to pay Allowed Claims in order of priority under the Bankruptcy Code and to pay its largest creditors over a period of time of up to 15 years. Existing Equity Interests will be extinguished and those holders shall receive restricted stock under the Plan. Claremont shall acquire the assets of Wataire Industries, Inc. ("Wataire"), as a result of which, Wataire shall become the largest shareholder of the Claremont owning approximately 70% of the issued and outstanding stock of Claremont.

III.
REPRESENTATIONS

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. A COPY OF THE DISCLOSURE STATEMENT HAS NOT BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

NO REPRESENTATIONS CONCERNING THE DEBTOR (PARTICULARLY AS TO ITS FUTURE BUSINESS OPERATIONS OR THE VALUE OF ITS ASSETS(S) ARE AUTHORIZED BY THE PROPONENT OF THE PLAN OTHER THAN AS SET FORTH IN THIS STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE, WHICH ARE OTHER THAN AS SET FORTH IN THIS STATEMENT, SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION. ANY SUCH ADDITIONAL REPRESENTATIONS AND INDUCEMENTS SHOULD BE REPORTED TO COUNSEL FOR THE DEBTOR WHO, IN TURN WILL INFORM THE BANKRUPTCY COURT, WHICH MAY TAKE SUCH ACTIONS AS IT DEEMS APPROPRIATE.

THE INFORMATION CONTAINED HEREIN HAS BEEN PREPARED BY THE DEBTOR AND HAS NOT BEEN INDEPENDENTLY AUDITED EXCEPT AS SPECIFICALLY REFERENCED HEREIN. FOR THIS REASON, AND BECAUSE OF THE COMPLEXITY OF THE DEBTOR'S BUSINESS RECORDS, THE DEBTOR IS

UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN IS WITHOUT ANY INACCURACY, ALTHOUGH EVERY REASONABLE EFFORT HAS BEEN MADE TO BE ACCURATE. CREDITORS ARE URGED TO REVIEW THE PLAN IN FULL PRIOR TO VOTING ON THE PLAN TO ENSURE COMPLETE UNDERSTANDING OF THE PLAN AND THIS DISCLOSURE STATEMENT.

THIS DISCLOSURE STATEMENT IS INTENDED FOR THE SOLE USE OF CREDITORS OF THE DEBTOR TO ENABLE SUCH CREDITORS TO MAKE AN INFORMED DECISION ABOUT THE PLAN. THIS DISCLOSURE STATEMENT IS NOT TO BE, NOR IS IT INTENDED TO BE, USED OR RELIED UPON IN CONNECTION WITH THE PURCHASE OF AN INTEREST IN THE DEBTOR FOR ANY OTHER PURPOSE OR BY ANY OTHER PERSONS. THE DEBTOR CANNOT GUARANTEE THE ACCURACY OF THE PROJECTIONS CONTAINED HEREIN.

THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING INFORMATION ON HOW TO VOTE ON THE PLAN. SUCH APPROVAL DOES NOT CONSTITUTE THE BANKRUPTCY COURT'S ENDORSEMENT OF THE PLAN.

IV.
EXPLANATION OF CHAPTER 11

Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor attempts to reorganize its business for the benefit of the debtor, its creditors, and equity security holders. On or about, March 25, 2005, two creditors of the Debtor filed and involuntary petition against the Company. The Debtor objected to this petition and at a hearing on May 4, 2005, two more creditors joined in the involuntary petition. After intense litigation, Claremont and the petitioning creditors entered into settlement discussions to develop a Plan of Reorganization. Section 362 of the Code provided for an automatic stay of all attempts to collect from the Debtor claims which arose prior to the above referenced date or otherwise interfere with the Debtor's property or business.

Formulation of a plan of reorganization is the primary purpose of a reorganization case under Chapter 11. The Plan sets forth the means for satisfying the holder of claims against, and interests in, the Debtor. After the Plan is filed with the Court, it must be accepted by holders of certain claims or interests in the Debtor, and Section 1125 of the Bankruptcy Code requires full disclosure before acceptance of the Plan may be solicited by a party-in-interest. This Disclosure Statement is presented to creditors, equity holders, and the interest holder to satisfy the requirements of Section 1125 of the Bankruptcy Code.

Chapter 11 does not require that each holder of a claim against the Debtor vote in favor of the Plan in order for the Court to confirm the Plan. However, the Plan must be accepted by at least

the holders of one impaired class of claims by a majority in number and two-thirds in amount of those claims of such class actually voting in connection with the Plan.

Even if all classes of claims and interests accept the Plan, the Bankruptcy Court may refuse to confirm the Plan. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation. Among other things, Section 1129 requires that the Plan be in the best interests of creditors and interest holders, and requires that the value to be distributed to creditors and interest holders may not be less than such parties would receive if all assets of the debtor were liquidated under Chapter 7 of the Bankruptcy Code.

Confirmation of a plan under Chapter 11 discharges a debtor from all of its preconfirmation debts except as provided in the Plan, the order of confirmation, or Section 1141(d) of the Bankruptcy Code. Confirmation makes the Plan binding upon the debtor, all creditors and interest holders, and other parties-in-interest, regardless of whether they have accepted the Plan.

V.
PROCEDURE FOR FILING PROOFS OF CLAIMS

The Plan provides that claims in all classes shall be recognized only if evidenced by a timely filed proof of claim which is allowed by the Court, or which otherwise appears in the Debtor's Schedules filed with the Court and is not listed therein as disputed, contingent or unliquidated, unless subsequently allowed and ordered to be paid by the Court. The Debtor's Schedules may be reviewed during regular business hours in the office of the Clerk, United States Bankruptcy Court, United States Courthouse, ________________________, Las Vegas, NV 89101.

VI.
VOTING

Creditors Entitled to Vote. Any creditor of the Debtor whose claim is impaired under the Plans is entitled to vote if either (i) its claim has been scheduled by the debtor (and such claim is not scheduled as disputed, contingent or unliquidated) or (ii) it has filed a proof of claim on or before the last date set by the Bankruptcy Court for such filings. Any claim as to which an objection has been filed (and such objection is still pending) is not entitled to vote unless the Bankruptcy Court temporarily allows the claim in an amount which it deems proper for the purpose of accepting or rejecting the Plan upon application by the creditor. Such application must be heard and determined by the Bankruptcy Court at such time as specified by the Court. A creditor's vote may be disregarded if the Bankruptcy Court determines that the creditor's acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

Definition of Impairment. Under Section 1124 of the Bankruptcy Code, a class of claims or equity interest is impaired under a plan of reorganization unless, with respect to each claim or equity interest of such claim, the plan:

(a) Leaves unaltered the legal, equitable and contractual rights of the holders of such claim or interest; or

(b) Notwithstanding any contractual provision or applicable law that entitles the holder of a claim or interest to receive accelerated payment of his claim or interest after the occurrence of a default:

(i) cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code;

(ii) reinstates the maturity of such claim or interest as it existed before the default;

(iii) compensates the holder of such claim or interest for damages incurred as a result of reasonable reliance on such contractual provisions or applicable law; and

(iv) does not otherwise alter the legal, equitable or contractual rights to such claim or equity interest entitles the holder of such claim or interest; or

(c) Provides that, on the effective date, the holder of such claim or interest receives, on account of such claim or interest, cash equal to:

(i) with respect to a claim, the allowed amount of such claim; or

(ii) with respect to an interest, if applicable, the greater of: (a) any applicable fixed liquidation preference, or (b) any fixed price at which the Debtor, under the terms of the security, may redeem the security.

Classes Impaired Under the Plans. Classes 2, 3, 5 and 6 are impaired under the Plan and creditors holding claims in such classes are entitled to vote to accept or reject the Plan.

The proponents of the Plan are not soliciting acceptance of the Plan by holders of claims in Classes 1 and 4. The claims in Classes1 and 4 are not impaired under the Plan and, therefore, are deemed to have accepted the Plan.

The proponents are seeking the acceptance of the holders of the claims and interests in Classes 2, 3, 5 and 6. A ballot is enclosed with the Disclosure Statement sent to each creditor or interest holder eligible to vote on the Plan. Each holder of an allowed claim or interest in Classes 2, 3, 5, and 6 may vote on the Plan by completing, dating and signing the ballot enclosed with this Disclosure Statement, and filing the ballot as set forth below. If you are a holder of a disputed, contingent or unliquidated claim in Classes 2, 3, 5 or 6 you may petition the Bankruptcy Court to allow your claim for voting purposes only by making timely application to the Bankruptcy Court pursuant to Rule 3018 of the Federal Rules of Bankruptcy Procedure.

Each ballot may be filed by hand delivery or mail with:

MATTHEW L. JOHNSON
Nevada Bar No. 6004
Lakes Business Park
8831 West Sahara Avenue
Las Vegas, NV 89117
(702) 822-2640
(702) 822-2650 (fax)

with a copy to Petitioning Creditors' counsel:

Donald J. Christie
Nevada Bar #5912
1137 South Rancho Dr., Suite B
Las Vegas, NV 89102
(702) 384-2495
(702) 384-2790 (fax)

IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED AT THE FOREGOING ADDRESSES NO LATER THAN 5:00 P.M., PACIFIC TIME, ON ____________.

Vote Required for Class Acceptance. The Bankruptcy Code defines acceptance of a plan by class of creditors as acceptance by holders of two-thirds (2/3) in dollar amount and a majority in the number of claims of that class which actually cast ballots for acceptance or rejection of the Plan, i.e. acceptance takes place only if sixty-six and two-thirds percent (66-2/3%) in amount of claims and interest in each class and more than fifty percent (50%) of claims or interests voting in each class cast their ballots in favor of acceptance.

The Plan can be confirmed by Bankruptcy Court if it is accepted by the majority of the holders of the claims or interests in Classes 3, 4 and 6-12. Such majorities are calculated based upon the number and identity of those creditors and interest holders who vote on the Plan.

VII.
CONFIRMATION OF THE PLAN

Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

Confirmation Hearing. Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on the confirmation of the Plan (the "Confirmation Hearing"). Section 1128(b) provides that any party-in-interest may object to confirmation of the Plan.

The time and date of the Confirmation Hearing has been set for __________________ at ________ __.m. in Courtroom ____, __th floor, United States Courthouse, ____________, Las Vegas, NV. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement made at the Confirmation Hearing, or any adjournment thereof. ANY OBJECTION CONFIRMATION MUST BE MADE IN WRITING AND FILED WITH THE BANKRUPTCY COURT AND FILED UPON THE FOLLOWING PARTIES, TOGETHER WITH PROOF OF SERVICE, ON OR BEFORE __________________:

MATTHEW L. JOHNSON
Nevada Bar No. 6004
Lakes Business Park
8831 West Sahara Avenue
Las Vegas, NV 89117
(702) 822-2640
(702) 822-2650 (fax)

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

Requirements for Confirmation of the Plan. At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of Section 1129 of the Bankruptcy Court have been satisfied, in which event the Bankruptcy Court shall enter an Order confirming the Plan. These requirements include the following under §1129(a) of the Bankruptcy Code:[1]

1. The Plan complies with the applicable provisions of the Bankruptcy Code.

2. The Debtor has complied with the applicable provisions of the Bankruptcy Code.

3. The Plan has been proposed in good faith, and not by any means forbidden by law.

4. Any payment made or promised by the Debtor, or by persons issuing securities or acquiring property under the Plan, for services or for costs and expenses in, or in connection with the case, or in connection in the Plan incident to the case, has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

---

[1] THIS IS A NONCOMPREHENSIVE LIST OF THE §1129(A) PREREQUISITES TO CONFIRMATION OF A PLAN OF REORGANIZATION.

5. With respect to each impaired class of claims or interests, either each holder of a claim or interest or of such class has accepted the Plan or will receive or retain under the Plan on account of such claim or interest property of the value as of the effective date of the Plan that is not less than the amount of that such holder would so receive or retain if the debtor were liquidated on such date after Chapter 7 of the Bankruptcy Code.

6. Each class of claims or interests has either accepted the Plan or is not impaired under the Plan.

7. At least one class of claims that is impaired under the Plan has accepted the Plan determined without including any acceptance of the Plan by any insider holding a claim in such class.

8. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed by the Plan.

The Debtor believes that the Plan satisfies all of the statutory requirements of Chapter 11 of the Bankruptcy Code, that the Debtor has complied or will have complied with all of the requirements of Chapter 11 and that the Plan is proposed in good faith.

The Debtor believes that the holders of all Claims impaired under the Plan will receive payments under the Plan having a present value as of the Effective Date in amounts not less than the amounts likely to be received if the Debtor was liquidated in a case under Chapter 7 of the Bankruptcy Code as of the Effective Date.

Cramdown. In the event that any impaired class of Claims does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired class which has not accepted the Plan, the Plan "does not discriminate unfairly" and are "fair and equitable". A plan of reorganization does not discriminate unfairly within the meaning of the Bankruptcy Code if no class receives more than it is legally entitled to receive for its claims or equity interests. "Fair and equitable" has different meanings for secured and unsecured claims.

With respect to a secured claim, "fair and equitable" means either: (i) the impaired secured creditor retains its liens to the extent of its allowed claim and receives deferred cash payments at least equal to the allowed amount of its claim with a present value as of the Effective Date at least equal to the value of such creditor's interest in the property securing its liens; or (ii) property subject to the lien of the impaired secured creditor is sold free and clear of the lien, with that lien attaching to the proceeds of the sale, and such lien proceeds must be treated in accordance with clauses (i) or (iii) hereof; or (iii) the impaired secured creditor realizes the "indubitable equivalent" of its claim under the Plan.

With respect to an unsecured claim "fair and equitable" means either: (i) each impaequal to the amount of its allowed claim; or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the Plan.

In the event one or more classes of impaired Claims rejects the Plan, the Bankruptcy Court will determine at the Confirmation Hearing whether the Plan is fair and equitable and does not discriminate unfairly against any rejecting impaired class of Claims. If the Bankruptcy Court so determines, it may confirm the Plan over the objection of one or more classes of impaired claims the interests and bind such class or classes to the provisions of the Plan.

VIII.
BACKGROUND OF THE DEBTOR

A. History of the Debtor.

The Company was incorporated on September 14, 1999 under the laws of the State of Nevada with 25,000,000 common shares with a par value of $.001. The Company is a development stage company and has been involved in developing an internet computer software program known as "Clear Switch". The "Clear Switch" computer software program was being designed to automate the process of submission of internet web page information to major internet search engines and consulting services relating to the installation, maintenance and upgrades of wireless computer systems, however, these activities have been suspended due to insufficient funding. The Company acquired the rights to develop the Clear Switch software on August 20, 2000, from Southern Palm Development Corp.

On August 22, 2003, a share exchange agreement between Claremont Technologies Corp. and the shareholders of Safe Cell Tab, Inc.(*"SCT"*),was executed so the company can acquire 100% of the shares of Safe Cell Tab Inc. making it a wholly owned subsidiary. As of March 31, 2004An amendment to the share exchange agreement was executed by the parties.

Safe Cell Tab Inc. was organized in British Columbia, Canada during 1989. The only significant asset Safe Cell had was the contractual rights for the exclusive use of a patent for the manufacture and marketing of a "Safe Cell Tab". And the relationships with past and present NHL professional hockey players who have provided testimonial endorsements to the product line.

The Safe Cell tab is a small, thin, oval shaped device designed specifically to help protect the users of cell phones, cordless phones, laptops, microwaves and any other hand held devices such as palm pilots from the potentially harmful and damaging effects of electromagnetic radiation (electromagnetic frequencies or *"EMF"*) which is emitted from these and other electrical devices.

The Safe Cell tab was designed and patented by a South Korean manufacturing company named Milae Electronics [Korean Patent #094419] and is now distributed under a world wide exclusive

distribution and supply agreement by Safe Cell Tab Inc.

The company received several independent laboratory reports testing the Safe Cell tab product. The efficiency tests conducted were performed to US ASTM standards (American Society for Testing and Materials).

SCT acquired the sales, marketing and distribution rights to a new completely 'mobile' Wi-Fi [802.11b] (Wireless Fidelity) distributed wide area network [*"DWAN"*] system, which utilizes the proven hardware and software commercially viable capabilities of a Wi-Fi system called 'Brilan'.

Softhill Technologies, Ltd. developed the Brilan products and partially branded for SCT. The Brilan technology provides connectivity and supporting transmission of data and analog, as well as digital voice. It enables digital and analog phones to be accessed in hard to reach and remote places.

On October 1 2003, the company received a letter of interest in becoming an exclusive distributor for the Mobius mobile phone, a unique disposable, battery operated cell phone. This disposable phone attempts to function as an emergency phone and is aimed at the entry level of the consumer cellular phone market. The company plans to equip the phone with its own Safe Cell tab and proposes to offer the feature to make collect calls without the need for air time or a calling card.

The manufacture of the Mobius phone was unable to fulfill its contractual obligations and deliver the prepaid inventory.

During the period up to June 30, 2005, the Company was engaged primarily in the activities relating to the Company's wholly owned subsidiary, Safe Cell Tab, Inc. The Company devoted efforts in the furtherance of the Safe Cell Tab business plan. Numerous organizational and restructuring activities have occurred along with a significant shift in the company's business focus in support of the Safe Cell Tab initiatives.

B. <u>History Leading Up to Filing of Chapter 11 Proceeding</u>.

The Company was in the process of expanding sales of products but had never yet benefited from actual sales sufficient to allow the Debtor to meet its obligations. Two holders of matured notes filed an involuntary petition on March 25, 2005. The Debtor strenuously contested the Petition and at a hearing on May 4, 2005 two more note holders joined the petition. The parties then began extensive discovery with seven depositions scheduled and taken over a three week period. On the eve of trial the parties announced that a tentative settlement had been reached and began an ongoing dialogue which led to the negotiation of this Plan of Reorganization. On August 24, 2005, the Debtor consented to the entry of an order for relief and filed this Proposed Plan and Disclosure Statement in support of the Plan.

C. **Operations of Debtors During Reorganization.**

The Debtor has continued to operate while in this Chapter 11 reorganization.

D. **Taxes.**

The Debtor has no outstanding tax obligations.

As of _________ the Net operating loss carried forward is ____________

E. **Litigation.**

As mentioned above, the Debtor has previously been in litigation with the Petitioning Creditors.

IX.
INFORMATION REGARDING THE REORGANIZED DEBTOR

A. **History of Wataire.**

The Company was incorporated on May 11, 2000 pursuant to the laws of the Province of Ontario, Canada. It was a wholly owned subsidiary of First Canadian American Holding Corporation ("First CanAm"), formerly Adatom.Com Inc., a Canadian corporation incorporated under the laws of the Province of Ontario. On July 7, 2003, the Company was spun-off from First CanAm so its management team can focus on its core business which was separate and distinctive from First CanAm. On March 17, 2004, the Company changed its name from "Fossil Graphics Inc." to "Wataire Industries Inc." (the "Company" or "Wataire"). On August 18, 2004, Wataire filed with the State of Nevada, an Article of Domestication which changed the Company's domicile from the Province of Ontario to the State of Nevada. The Company has one wholly owned subsidiary named CanNet Technology Inc. ("CanNet"), incorporated pursuant to the laws of the province of Ontario, which was acquired on October 12, 2004 pursuant to a share exchange agreement. Wataire received approval from its filing with the NASD and began trading on the Pink Sheets June 2003 under the symbol "FOSS". As part of its restructuring and reorganization plans, the Company changed its business initiatives and its name in March 2004. The Company now trades under the ticker symbol, "WTAF".

Wataire's head office is located at Suite 24, 3033 King George Hwy, South Surrey, British Columbia V4P 1B8 Canada. The Company has a branch office in Leduc, Alberta at Suite #17, 5904 – 50th Street (near Edmonton). The Company's investor relations office is located at Suite 606, 595 Hornby Street, Vancouver, British Columbia; the sales and marketing office is located at Suite 100A, 1035 McNicoll Avenue, Toronto, Ontario and the Company's production plant is

located at 280 Airport Road, Sydney, Nova Scotia.

Wataire was originally a manufacturing company involved in optical and master replication of CDs and DVDs and produce masters, which are used by CD and DVD duplicating companies to make copies of music CDs, software CDs, movie DVDs etc. to be sold. Since March 2004, the Company changed its business direction and focus. Wataire was reorganized and restructured. The Company acquired the water-from-air technologies and systems from Canadian Dew Technologies Inc. ("Can Dew") which includes, but not limited to, products such as WaterCondensator, WaterProducer, Water-producing Greenhouse and proprietary technologies and know-how. The Company plans to redesign and redevelop these systems with other technologies to produce the most cost-effective, safe and high quality drinking water that is readily available with the minimum amount of electricity. The acquisition is contingent upon Can Dew receiving a $200,000 CAD (or USD $166,003) and the issuance of 2,200,000 restricted common shares of the Company. As part of the terms of the agreement, Wataire agrees to pay a negotiated royalty to Can Dew.

B. Business of Wataire.

Wataire is a manufacturer of atmospheric water generators and filtration systems. It provides innovative water supply solutions. The atmospheric generator produces purified water from the atmosphere by using a special filtration system that removes dust, airborne particles, etc. to generate pure drinking water, and at the same time, simultaneously cleans the air we breathe. The machine can produce up to 16 gallons of water in a 24 hour period based on a yearly average humidity of 73% with a temperature of 76 degrees. The machine can store up to 4.3 gallons of water. The actual water production and costs varies with the humidity of the atmosphere from place to place, country to country, and continent to continent. Air moisture content varies from day to day, month to month and seasonally.

This state of the art machine is equipped with a microcomputer control system that turns the machine on and off when full and can circulate the water to maintain pure drinking water 24 hours a day, 365 days in a year. The design is sleek and modern with a brush chrome-look. It also has a dynamic display to allow for monitoring the machine's operation. It tells you when a new filter is required. The machine requires 450 W and has several models. There is a countertop and stand-alone model for the home or office use, and larger models for commercial and industrial use such as hotels, factories, institutions, facilities, etc.

Many of the current treatment methods for water deal only with the "aesthetic" qualities of the water, its taste and clarity and are not effective in the microbial purification of water. The science community calls "pi water" the "water of life", created by natural mineral deposits and negative ions. With many years of research, development and field-testing pi water has finally been duplicated in our laboratories. The specialized process consists of two separate technologies. The first alters the molecular structure of liquids so that impurities and poisons no longer affect the human body. The change is immediate and permanent. The water has been

shown to enhance growth and longevity in the health of plants, animals and human subjects who have consumed it. The second technology uses a derivative of existing ultraviolet light technology, which has been used to purify water for over 50 years. The water quality meets the World Health Organization drinking water standards and is accepted by the United States Public Health Service as a standard method of purifying water that is very effective.

This revolutionary technology is adaptable to almost every environmental condition from heavy humidity areas to dry, desert conditions. The technology is a very attractive alternative to the logistics and expense of bottled water. Each model can produce one gallon of water for about 1 kilowatt. The national average for electricity in the United States is approximately 8 cents per kilowatt. This significant savings over the cost of bottled water with convenience and reliable quality is not found with other methods or sources. This technology truly will create and define new markets.

Since the acquisition of CanNet in October 2004, the Company hired several consultants and redesigned the existing equipment and processes. Several prototypes were developed and completed, and passed all CSA tests as well as water standards from the US Environmental Protection Agency ("EPA") and from the Standard Methods for the Examination of Water and Wastewater ("APHA"). With the favorable results, the Company set up a manufacturing plant in Nova Scotia, Canada to start its manufacturing facility for the larger industrial models and entered into an exclusive manufacturing contract with Winix Inc., a company incorporated pursuant to the laws of Korea, to manufacture its household/office models. To date, the Company manufactured 876 household/office models and 576 are in production, and manufactured 12 of the larger models and 8 are in production. Currently, the Company has a large scale product under development to produce 200,000 liters per day. This large scale product will provide both drinking water and irrigation water for greenhouse horticulture.

Wataire's vision is to deliver clean, unlimited supply of pure water for drinking, for lifesaving, for irrigation and for farming. The atmospheric generator and filtration system provides a water solution for less fortunate countries and for remote areas. There is no need to worry about unsanitary conditions; there is no need to worry about getting sick or diseases; and there is no worry to walk for miles long end to gather or collect clean water. This innovative technology actually extracts water out of the air we breathe and at the same time, cleans it. This method of extracting water vapor has been in use for many years and generations. Some familiar applications include air conditioners and dehumidifiers. The process extracts water vapor from the air and condenses the moisture from the air to produce water that is alkaline and rich in calcium which is ideal for the body for optimum health. Since the water is alkaline, it dissolves and flushes the acidic waste formed in our bodies (one of the causes of arthritis). This in turn, will restore the body back to proper balance, improving metabolism and providing more energy.

Moisture in the air has been found to be the most viable water source for the future. Clean, pure, drinking water is critical for survival and only 3% of the world's water is drinkable. Of this 3%, two-thirds is locked in glaciers and polar ice caps. Of the remaining 1%, about half of it is

located beneath the earth's surface. Water created from our atmospheric generator and filtration system is readily available and in unlimited supply. The air around us is dehumidified and cooled by our generators. The ultraviolet light treatment then eliminates virtually all biological contaminants including bacteria, viruses, pollutants, etc that are in the air.

C. Financial Information.

Exhibit "B" sets forth Debtor's performance and projected performance through 200_. All financial information is based on an accrual based accounting. Set forth on Exhibit "C" is the pro-forma balance sheet of the Company as of the effective date of the Plan.

D. Management.

As of the Distribution Date the officers, directors and employees of Wataire shall become officers, directors and employees of the reorganized debtor.

Wataire is a development stage company. Between the parent company and its wholly owned subsidiary, CanNet, there are currently ten employees of which five hold senior management positions. There are also five personnel that provide administrative support on a consulting basis.

The Company's officers are Mr. Philip Fraser, who is the President, Chief Executive Officer and director of the Company; Mr. Nand Shankar, who is the Vice President, Director of Sales and International Marketing, and director; Mr. Scott Boyd, who is one of the members of the Advisory Committee, XXXXXXXXXXXX; Mr. Randy Lakhan, who is one of the members of the Advisory Committee, XXXXXXXXXXX Both Mr. Fraser and Mr. Shankar provide their services on a full-time basis.

The Company presently pays Mr. Fraser and Mr. Shankar a management fee in the amount of CAD $10,000 per month. Both Mr. Fraser's and Mr. Shankar's management fees have not been paid and instead, have been accrued. The Company compensates Mr. Lakhan and Mr. Boyd for their services an amount of $5,000 CAD per month. Similarly with Mr. Fraser and Mr. Shankar, both Mr. Lakhan's and Mr. Boyd's fees have not been paid and instead, have been accrued.

Philip Fraser – President, Chief Executive Officer, Director

Mr. Fraser has worked with public companies over the past 8 years primarily working to acquire positive cash flow ventures in the water and alternative energy fields. Prior to becoming involved in the public markets, Mr. Fraser owned and operated successful private businesses for over 18 years. As a licensed Auctioneer and professional Appraiser Mr. Fraser sold over 3 million items during his career and was at the forefront of this Industry in Canada. Mr. Fraser owned the first Auction house to become fully computerized as well as being capable of holding

online auctions many years before the popularity of the internet came into existence. Mr. Fraser's strength is in sales and marketing, as well as overseeing administration and the operation of the company.

Nand K. Shankar – Vice President, Director of Sales and International Marketing, Director

Mr. Shankar has complementary skills and strengths ensuring a strong foundation for growth. He is an experienced, creative, technically- astute and highly self motivated individual who has many years of international entrepreneurial experience. Mr. Shankar has owned and operated a successful communication, graphics and lithography business where he dealt with customers locally and internationally, Since gaining the experience from major corporation Southam in the same field he established his own business since 1979. As VP- Director Sales & Marketing International Mr. Shankar will adapt very well and provide positive results in a rapidly changing and
demanding environment.

Edmund Gorman – Director

Mr. Gorman is a tax law lecturer at Golden Gate University, San Francisco, California and a member of the California Bar and National Trustee of Ducks Unlimited, Inc. Mr. Gorman's distinguished career began in 1978 with Morrison Knudsen, Corporation, a global leader serving the manufacturing, engineering, environmental, mining and construction industries as corporate tax counsel. In 1982, he was promoted to International Legal and Tax Counsel. In 1986, he was Vice President, Tax & Finance. In 1989, he was Senior vice President – Chief Financial Officer, Treasurer. In 1994, Mr. Gorman was appointed Executive Vice President, Project Development and Finance Group. Mr. Gorman joined American Ecology Corporation in 1995 as President and Chief Operating Officer. In 1997, he formed EJ Gorman & Associates, a financial management and business restructuring consulting practice. Since 2000, Mr. Gorman has worked on major projects overseas which includes Emirates Plomar Medical Technologies Services and Health Authority of ADU DHABI which he has helped to develop upgrades to their healthcare systems and programs. Mr. Gorman holds a Post Doctorate (LLM) in law from New York University Law School, Juris Doctor from the University of Oregon and a Bachelor of Science and Accounting from the University of Oregon.

Ron Moodie – Director

Mr. Moodie has over 40 years experience in management as well as serving as director for public companies. He is currently the President of Moodie Consulting, providing management and investment services to commercial real estate developers and heavy equipment suppliers to the railway and construction industries. Prior to 1989, Mr. Moodie was in the mineral manufacturing industry. Mr. Moodie served as an executive officer with ARS Networks, Incorporated and most recently, a director with Green Mountain Capital Inc.

Arthur N. Kelly – Director

Mark Miziolek – Director

Mr. Miziolek has over 20 years of general business and financial management experience and has served in capacities as director and Chief Financial Officer for several public companies. Since XXXXX, Mr. Miziolek was the Chief Financial Officer of Green Mountain Capital Inc. As a designated accountant, Mr. Miziolek provides consulting services for companies seeking assistance to go public or merger and acquisition candidates. He has assisted privately held and public companies to develop business plans, analyze acquisitions and divestitures with the objective to create shareholder value. His previous experience includes serving as President of a real estate investment company, completing successful restructurings and serving as a senior financial officer of a large shipping company.

The Company does not pay to its directors any compensation for each director serving as a director on the Company's board of directors. We may reimburse our directors for expenses incurred in connection with attending board meetings. We have no formal plan for compensating our directors for their service in their capacity as directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of the company other than services ordinarily required of a director.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

TERMS OF OFFICE

Directors of the Company are appointed for one year term to hold office until the next annual general meeting of the holders of the Company's common stock or until removed from office in accordance with the Company's by-laws. Officers of the Company are appointed by the Company's board of directors and hold office until removed by the Company's board of directors.

AUDIT COMMITTEE

The Company does not have an audit committee at this time and may plan to have one in the future as the business develops and grows. Wataire believes that the time and expense associated with locating such a financial expert is not justified during the time that the Company remains in the development stage.

ADVISORY COMMITTEE

The Company has a committee comprising of the following advisory members:

Mr. Randy Lakhan – He has been appointed as Chairman of the Advisory Board. Mr. Lakhan holds an MBA from the University of Western Ontario, coupled with a B.Sc. from the University of Toronto. Mr. Lakhan operated Private Vocational Schools in the province of Ontario and possesses many years experience as a faculty member of DeVry Institute of Technology and Seneca College. He's served as an Advisory Board Member for various technical training schools and is currently the Chairperson of a Business Networking Group in Richmond Hill, Ontario. Mr. Lakhan was also instrumental in the development of the air to water technology. His company; CanNet Technology Inc which he owned and operated was subsequently acquired by Wataire Industries Inc. of Surrey, British Columbia in 2004. Mr. Lakhan would be responsible for chairing all meetings and ensuring that all members within the board of advisors are well aware of all on-going developments within the organization

Dr. Venkat R. Neralla – He has been appointed as a technical advisor. Dr. Neralla holds a Ph.D in Mechanical Engineering (Physics of the Atmosphere) from the University of Waterloo; a M.S. in Geosciences (Meteorology), University of Hawaii; M.Sc. Meteorology and Oceanography, Andhra University, India and holds a Certificate from the advanced Program in Oceanography conducted by UNESCO and the National Institute of Oceanography. Dr. Neralla is currently a Scientist/ coordinator, R&D Project Management for the Meteorological Service of Canada; Research Programs Advisor, Climate and Atmospheric Research Directorate, Atmospheric Environment Service (AES); Research Scientist, York University, Toronto, at the Institute for Space and Terrestrial Science. Dr. Neralla will work closely with Mr. Lakhan in the innovative emerging technologies relating to water issues and coordinating procedures in testing water quality.

Mr. Scott Boyd – He has been appointed as Media Advisor. Mr. Boyd has been a familiar face and voice to Atlantic Canadians for over 30 years. He started his career in radio in Cape Breton as an announcer. He rose through the ranks to become Promotions Director, Public Relations Director, and achieved the position of Program Director. In 1992 he joined the CHUM group in Halifax as co-creator, segment host and producer for a new television program, Breakfast Television, the most watched morning show in Atlantic Canada. Scott became host of the show in 1997 and in 2003 took over as Senior and Supervising Producer. Mr. Boyd has won numerous awards including Media Person of the Year from the East Coast Music Awards (ECMA) for 2002. ECMA for the show in 1997 and a Gold Ribbon Award for best morning show in Canada in 1993. Besides these industry awards, Mr. Boyd has been recognized by many communities and charitable organizations for his outstanding support. Mr. Boyd would be responsible for on-going communications with all governmental agencies in Cape Breton as well as dealing with the Business partners in Cape Breton and Nova Scotia authorities.

Mr. John Fraser – His experience is in the Management and set up of large scale manufacturing facility from Sales and Marketing to shipping product to end users. His possesses experience in leading and in implementing projects within a global environment. A dedicated team player

experienced in working in a high quality continuous improvement environment. Possess excellent supervisory and communications skills. Mr. Fraser has been employed by many manufacturing companies combined with many years with B.X.L. Bulk Explosives Limited which is the largest supplier of bulk explosives in western Canada and has a joint venture agreement with Orica Explosives which is the largest explosives supplier in the world. Mr. Fraser would be responsible in the flow of the assembly line of our manufacturing facilities and in ensuring that quality is met as well as machines are delivered on a consistent timely manner.

Mr. Terry Nylander – He is a Business Development and a R&D Researcher and has successfully built several prototype electric remote control golf caddies and water-making appliances that make potable water from the available moisture in the air. His innovative ability attracted interest from several business groups around the globe who are pursuing the rights in distributing and manufacturing the appliance. Mr. Nylander has filed a design patent and established an ongoing relationship with key patent holders of similar technology. This is leading toward a merging of technology for a new process that makes potable water using much less energy than conventional systems. Mr. Nylander has also contributed to the business concepts currently being pursued by the team working towards the construction of the World's first solar desalination greenhouse in the Turks and Caicos Islands. Mr. Nylander currently partners in a corporation called Canadian Dew Technologies Inc. that intends to manufacture, market and distribute a water-making appliance and has developed a solar desalination greenhouse technology. Mr. Nylander would assist in the research and development of innovative products for the world market.

Mr. Roland V. Wahlgren, B.Sc., M.A; - He is a physical geographer, scientific researcher and consultant with expertise in climatology, geomorphology, hydrology and oceanography. Mr. Wahlgren is also an experienced Business Executive with fifteen years of senior management including strategic planning. Mr. Wahlgren's key strengths lies in Research, accurate and thorough, with ability to find, synthesize, and present information from various sources in both scientific and business fields. Additionally, Mr. Wahlgren was instrumental in the Scientific research into innovative water supply technologies; Scientific and Technical Advisor for atmospheric water vapor processing technology development; Technical Translation. Mr. Wahlgren has also Published several articles, Atmospheric water vapor processor designs for potable water production: a review, Water Research, 2001 (22 pg). Transl, Expert-system based road salting, for Fleet Technology Ltd., 1999 (78 pg, original was in Swedish by Swedish Natl. Rd Admin.) Report, Septage as a plant nutrient source for horticulture in a Wastewater Treatment Greenhouse Applic; for Aqua consult Ltd, 1999. Report, [Solar Desalination] Greenhouse Area Requirements Analysis, for a new venture, 1999. Pub. Article, Atmospheric water vapor processing, Waterlines, 1993. Mr Wahlgren's prime responsibilities lies in the R&D and in working closely with Dr. Neralla and thus ensuring that all products meet stringent governmental standards and in obtaining approvals of all agencies on an on-going basis.

Jahar Chatterji, MS, M.Tech, B.Sc.I - He is a retired Colonel of the Indian Army currently practicing private business. Mr. Chatterji holds degrees in operations, research & systems

analysis, telecom engineering, physics, chemistry and mathematics. Mr. Chatterji achieved a very distinguished career with the Ministry of Defence and was awarded medals for his service such as the Eastern Star (Bangladesh War), Western Star (Indonesia/Pakistan War) and three long time service medals. Mr. Chatterji also served as a lead assessor for ISO 9000 quality systems, liaison for government ministries and civil industrial agencies, technical advisor, project coordinator, managing partner of Globe Trading Corp. and director of AGR Management Consultants.

The Company does not pay to its committee any compensation for each member serving as an advisory member on the Company's board of committee. We may reimburse our advisory members for expenses incurred in connection with attending committee meetings. We have no formal plan for compensating our advisory members for their service in their capacity as advisors. The board of directors may award special remuneration to any advisory member undertaking any special services on behalf of the company other than services ordinarily required of an advisor.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for advisors, except that our advisors may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our advisors, except that stock options may be granted at the discretion of our board of directors.

E. Business Plan

Wataire believes that there exist a market opportunity for the atmospheric water generators and filtration systems. The technologies will provide a solution to the world's shortage of fresh water and a solution for clean, safe drinking water in various geographical settings. Today, governments and health professionals are starting to realize and understand the negative health effects of what chemicals can do to our human bodies. Our vision is to provide such clean, cost-effective, unlimited supply of pure drinking water for lifesaving, irrigation and farming that is safe and healthy.

The Company believes that the principal competitive factors in its market are the ability to attract and retain customers and the quality and responsiveness of customer service. Wataire believes that it can compete favorably on these factors. However, the Company will have no control over how successful its competitors are in addressing these factors. In addition, the Company's competitors can and may duplicate many of the products or services offered.

F. Risks to Creditors.

Unsecured creditors will receive certain payments on the Effective Date but will also receive shares of stock in the Reorganized Debtor.

COMPETITION

The atmospheric water generator and filtration system industry is new, rapidly evolving and can be competitive. Wataire expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch new generators and filtration systems at a relatively low cost. There are only five government accepted forms of water purification technologies available. They consist of ultraviolet light, carbon filtration, distillation, reverse osmosis and chemicals.

Atmospheric Generators

These systems are relatively new in the industry which combines innovative technologies to extract water vapor from the air and then, purifying it using carbon blocks and ultraviolet light technology. These systems can provide the most inexpensive, the safest and the purest form of water, and at the same time, improving metabolism and energy.

Ultraviolet Light Technology

This technology uses the ultraviolet portion of the light spectrum to eliminate bacteria. It has been proven to be the most effective means available to kill bacteria, viruses and most algae, contaminants or toxins. This technology is normally used in conjunction with carbon technology to provide complete water purification as some particles, such as dirt, leaves, dust, etc. can prevent the disinfection process from effectively killing every microbe or germ. For example, some microbes can slip through as in cases of heavy levels of silt and sediment.

Carbon Block Filters

This technology combines the incredible adsorption capability of carbon with the ability of solid brick of material to selectively strain out particles from water forced through it. The density of the brick acts like a sieve and determines how finely the water is cleaned. The optimum carbon block filter consists of three filters which are designed to prevent any possible contaminants from passing through.

With the aid of water pressure, the carbon block strains out dirt, sediment, rust and other particulate matter. The chemicals contained in the water naturally bonds to the carbon. When water is forced through the carbon block, certain chemical pollutants like toxins, pesticides, chlorine, and lead attaches to the carbon while clean water passes through. Trace minerals such as calcium and magnesium do not bond to carbon and are passed through retaining the health quality and good taste of water. Bacteria, microbes or small microorganisms normally found in water are also strained out by this process. However, this process does not eliminate nitrates or sulfides, nor all viruses or bacteria. It should be used in conjunction with ultraviolet technology.

This technology is also inexpensive as the filter is replaceable. The cartridge can lasts from

eight to twelve months and the unit is generally easy to install. Some high end refrigerators (automatic ice makers, water dispensers) and water taps contain this technology.

Granulated Activated Carbon

Carbon is one of the most absorbent substance known to man. It has been used to filter impurities, absorb chemicals and used as an antidote for swallowed poisons. Most water filters commercially sold today uses granulated activated carbon to remove dirt, sediments, heavy chemicals, etc. Very few of these commercially sold water filters provides true effective filtration. Because the carbon is granulated, many impurities are able to seep through and it also provides a moist environment for bacteria to grow in between the grains of carbon. Many tests have shown that more bacteria came out of the filter than initially went into them. Some companies use silver nitrate, a known poison, to slow down the bacterial growth. However, this method is limited to its effectiveness and raise concerns about adverse health effects.

Even though these granulated carbon filters are inexpensive, they have to be changed more frequently which adds expense for maintenance as they become overwhelmed with normal household usage.

Distillation

Distillation is an expensive process to purify water. The process heats the water to a vapor point which removes impurities from the water. The theory behind this is that chemical pollutants and contaminants will be vaporized and separated from the water. The treated water then passes through a holding tank and drinking water is drawn from this tank.

The drawbacks of distillation include waste of water in producing 1 tank of purified water; extensive periodic maintenance and costs on the apparatus; holding tank provides a place for recontamination and bacterial growth; the length of time it takes to generate purified water; the vaporized contaminants can cause health issues; and distillation is not effective at removing all viruses.

Reverse Osmosis

Reverse osmosis is another process that acts like a sieve to separate particles. It makes use of semi-permeable membrane which lets certain size of particles through and keeps the larger ones back. Like distillation and other filters, some contaminants and viruses able to seep through just like water molecules. Many osmosis technology use granulated carbon filters at the end to capture these materials. Like distillation, reverse osmosis waste a lot of water to produce 1 cup of good drinking water. The advantage of using reverse osmosis is that the water is well oxygenated meaning that the water taste like "spring water". Distilled water usually tastes flat. Reverse osmosis is ideal to be used in areas where there are high levels of minerals or nitrates.

Chemicals

KDF Resin is a technology used to remove chlorine from the water. A large amount of KDF resin is required to be used and most applications consist of boiler systems. It has also been used effectively in some showerhead filters. KDF filters uses zinc and copper to create electrolysis which prevent bacterial growth inside the filter. However, systems using KDF have problems with zinc and copper seeping into the water they dispense as well as problems of clogging due to mineral deposits, trapped contaminants, etc.

Bottled Water

Bottled water companies are enjoying a booming business at a vigorous pace due to the improved taste and where safe water is not available. The growth is driven by the changing lifestyle of consumers and their habits as well as awareness from health conscious consumers. Over the last decade, changes in preference have moved bottled water consumption to great heights. In the year 2001, it was reported that bottled water consumption increased 11% in volume over prior year in the United States. The US bottled water market was valued at $6.5 billion. Many people are not aware that bottled water companies are required to test the water for contaminants, bacteria, etc. as do all public water utilities. All public water utilities and bottled water companies are allowed by the government and regulatory to have a minimum contaminant level. Just because bottled water tastes better, it doesn't mean that it is purer. It just means that chemicals have been added for the taste which many people don't realize.

REGULATORY ENVIRONMENT

The manufacturing, processing, testing, packaging, labeling and advertising of the products that Wataire sells may be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the CSA in North America, the United States Department of Agriculture, the Environmental Protection Agency, the standards provided by the United States Public Health authority and the World Health Organization for Drinking Water. These activities may also be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

The Company cannot predict the nature of any future U.S. laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. Although the regulation of water is less restrictive than that of drugs and food additives, the Company cannot assure you that the current statutory scheme and regulations applicable to water will remain less restrictive. Further, Wataire cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted, it is or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting its business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to

Wataire's business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

CERTIFICATION AND TESTING

All the products that Wataire sells and plan to sell will go through stringent testing that will have the CSA mark on the products. The CSA Mark is an internationally recognized mark that appears on over 1 billion products worldwide. CSA International is a leader in standards development, certification and testing, and quality management registration. The CSA International marks are accepted by many electrical inspectors, gas inspectors, building inspectors and other governmental authorities that approve projects and products that are sold in Canada, the United States and all over the world. The Company uses the services of CSA International because they tests, certifies and ensures that products comply with applicable safety and/or performance standards applicable to the products for the sale in that country. These standards include UL, CSA, ANSI (American National Standards Institute), ASTM, NSF, OSHA (Occupational Safety and Health Administration under the US Department of Labor), NVLAP (National Voluntary Laboratory Accreditation Program), SCC (Standards Council of Canada), IAS (International Accreditation Service Inc.) and others.

Some of the products that CSA International tests and certifies include information technology equipment, laboratory equipment, test and measurement equipment, scientific equipment, medical equipment, HVAC Equipment, hazardous location equipment, gas-fired products, lighting products, plumbing products, electronic products, fuel cells and many more. Other applications include EMC (electromagnetic compatibility) emissions, safety of machines, voltage, pressure, gas appliances and medical devices.

Having such markings (CSA or CE) on the products that the Company manufactures indicates to governmental officials and consumers that the products may be legally placed on the market in the country for sale. It also indicates that the products met all safety requirements and tests, and such products are in conformity with the applicable standards.

The Company also engages independent companies to test the water quality produced by the atmospheric water generators and filtration systems. These companies test for heavy metals, trace metals, microorganisms, color, temperature, pH levels, alkalinity, heterotrophic plate counts and others. To date, many tests have been conducted and met all APHA and US EPA Standards. Copies of test results are available upon request.

MANUFACTURING

In May 2005, the Company entered into an exclusive manufacturing contract with Winix Inc., a company incorporated pursuant to the laws of Korea, to manufacture its household/office

models. To date, the Company manufactured 876 units of the household office models and 576 are in production, and manufactured 12 units of the larger models and 8 are in production.

Since May 2005, Wataire commenced assembly of the industrial water generators from the plant in Nova Scotia. The Company commenced assembly of its 1,000 litre, 2,500 litre and its 5,000 litre models. To date the Company received orders for over 5,000 units which equates to excess of $2.6 million dollars. The Company's sales and marketing team have executed agreements with various countries all over the world. Wataire received orders from Australia, New Zealand, Fiji, India, and Canada. We expect these units to be assembled and delivered by XXXXXXXX.

RESEARCH AND DEVELOPMENT

The Company has focused on research and development activities on improving the application, efficiency and theories of the underlying atmospheric water generators and filtration systems. Wataire have conducted and will conduct further laboratory tests to determine the viability, safety and efficiency of the technologies. The Company tests all the prototypes, products and systems to ensure they meet various manufacturing and regulatory standards. The Company further tests the water produced by the atmospheric generators and filtration systems to ensure that it is in conformity and meets EPA standards every week. The Company cannot assure that it will develop products that will be approved by any regulatory or safety agency for commercial distribution.

RISK FACTORS

Hiring and retaining key personnel

Claremont's success will be largely dependent on its ability to hire highly qualified personnel with experience in water generators, ultraviolet technology, manufacturing, sales & marketing. These individuals may be in high demand and the Company may not be able to attract the staff it needs. In addition, the Company may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. The Company's failure to hire key personnel when needed would have a significant negative effect on our business.

Dependence on Manufacturing Capabilities and Capacities

Wataire's atmospheric water generators and filtration systems are fully functional devices which have been manufactured to commercial and consumer scales. There can be no assurances that this same combination of hardware and technology systems will still be employed for full scale mass production. Thus, things may not function in exactly the same manner as the prototype and the commercially sold device may not have all the anticipated features and benefits of the prototype. Furthermore, given heightened consumer demand for the product and limited

manufacturing capabilities, the manufacturing plant may not be able to meet the required manufacturing capacities for the generators which in turn could cause a shortage in supply. If we are unsuccessful in addressing these risks, our business will most likely fail.

Market Analysis

Management's market analysis has determined that there is a significant market for our products within certain niche markets of the water industry. These markets are defined by a specific customer demographic. As a result of which, the company has utilized various resources in developing and producing marketing and promotional materials which are focused on these market sectors and customers. If the Company's market analysis proves to be in-correct or inaccurate, this could have a negative impact on the Company's ability to successfully commercialize its various products and achieving its anticipated rates of initial market penetration. In turn this could affect the Company's ability to generate anticipated gross sales revenues and ultimately profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

The Company is in the early stages of development and faces a risk of business failure

and has just engaged a few contracts to market, sell and distribute its products. There is no way to evaluate the likelihood that the Company will be able to operate the business successfully. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the technology industry. The Company recognizes that if it are unable to generate significant revenues from various divisions, it will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If The Company is unsuccessful in addressing these risks, its business will most likely fail.

The Company may not be able to sell it products

In the event that our products are successful, the Company may be unable to sell our products. There can be no assurance that the Company will be able to sell it products at all, or enough at prices to maintain operations.

The Company may suffer product liability from manufacturing defects.

In the event that our products are successful, we may suffer substantial product liability from mast manufacturing due to defects. We do not currently maintain insurance for our products and product liability resulting from manufacturing defects. However we agreed to replace all defective products at our expense.

If there is a market for our common stock, our stock price may be volatile

If there's a market for our common stock, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

1) actual or anticipated variations in our results of operations;
2) our ability or inability to generate new revenues;
3) increased competition; and
4) conditions and trends in the technology industry.

Further, because our common stock is traded on the Pink Sheets, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

Issuance of Stock may dilute investment and equity interest

It may be likely that the Company may issue additional shares of common stock or preferred stock to expand operations. The proceeds of any offering will be used for the operations of the business. This would include, but not limited to hiring additional personnel, acquiring additional properties, and the development of marketing materials to attract new business. The consequences may be a significant dilution to shareholders' investment, and a material decrease in shareholders' equity interest in the company. Since the Company has not made any determination with respect to new equity funding, management cannot speculate on the amount of securities which the Company might issue. These future offerings could significantly dilute the value of any previous investor's investment value.

X.
CLASSIFICATION AND TREATMENT OF CLASSES

For the purposes of the obligations to be undertaken by the Debtor pursuant to this Plan, the allowed claims of creditors and interest holders are divided into the following classes:

		Estimated Amount
Class 1:	Administrative Claims	$15,000.00[2]
Class 2:	Petitioning Creditors Claims	112,822.00

[2] CONSISTS OF APPROXIMATELY ________

Class 3:	Involuntary Gap Claims	97,980.00
Class 4:	Priority Tax Claims	-0-
Class 5:	Unsecured Claims	350,000.00
Class 6:	Common Equity Interests	_________ shares

Treatment of Claims and Interests. No interest shall accrue or be payable on any Allowed Claim after the Petition Date, and no interest shall be payable on any Allowed Claim prior to the Petition Date unless the holder of the Allowed Claim is contractually entitled to such interest.

Class 1 - Administrative Claims. Each holder of an Administrative Claim shall receive the Allowed Amount of such holder's Claim on the Effective Date or such other treatment as may be agreed to in writing between the holder of such claim and the Debtor.

Class 2 – Petitioning Creditors Claims. The Claims of the Petitioning Creditors shall be allowed in the amount of $112,822.00 and in full satisfaction thereof the holders of such claims shall be given their pro-rata share of 10,000,000 shares of stock in the Reorganized Debtor.

Class 3 – Involuntary Gap Creditor Claims. The Claims of the Involuntary Gap Creditors shall be allowed in the amount of $97,980.00 and in full satisfaction thereof the holders of such claims shall be given their pro-rata share of 10,000,000 shares of stock in the Reorganized Debtor.

Class 4 - Priority Tax Claims. All allowed claims of taxing authorities shall be paid in full on the effective date.

Class 5 - Unsecured Claims. Each holder of an allowed unsecured claim shall, in full and final satisfaction of its claim, receive on the Effective Date the sum of $.10 for every dollar of claim. In addition, for every $1.00 of claim, holders of allowed claims shall be given 1 share of restricted stock in the reorganized Debtor. The shares issued shall have the restrictions lifted as follows: on the first anniversary of the Effective Date, one-third of the shares shall be freed of restrictions, on the second anniversary of the Effective Date, one-third of the shares shall be freed of restrictions, on the third anniversary of the Effective Date, the remaining shares shall be freed of restrictions.

Class 6 - Equity Holders. On the Effective Date, the existing shares of outstanding stock shall be cancelled and the reorganized Debtor shall distribute 50,000 shares to Equity holders pro-rata.

XI.
ALTERNATIVES TO THE PLAN

The alternative to the Plan is the liquidation of the Debtor. Set forth below is an analysis of the estimated liquidation value of the Debtor's assets. Since all of the Debtor's assets are encumbered, proceeds of liquidation would be first paid to secured creditors and then to priority claims.

Assets available creditors:	Liquidation Value
Shares in Subsidiary	- 0 -
Available proceeds to unsecured creditors:	- 0 -
Unsecured creditors	
Total estimated shortfall of asset value to total outstanding obligations	$350,000

As this analysis demonstrates, in the event of liquidation, insufficient funds would exist to pay secured and priority claims. Unsecured creditors, therefore, would receive nothing on their claims.

XII.
VOIDABLE TRANSFERS

Due inquiry has been made regarding the avoidance of pre-petition transfers under Section 547 of 548 of the Bankruptcy Code. An examination was made of both secured and unsecured creditors. The Debtor does not believe that any voidable transfers were made.

XIII.
CONCLUSION

The Debtor believes that the Plan provides an opportunity for creditors to receive a substantial portion on their respective claims. The Debtor believes that the Plan will certainly provide more than would be received by creditors in a chapter 7 liquidation of the Debtor. Accordingly, the Debtor urges you to vote in favor of the Plan.

Dated: August 24, 2005
Las Vegas, NV

Respectfully submitted,

____

MATTHEW L. JOHNSON
Nevada Bar No. 6004
Lakes Business Park
8831 West Sahara Avenue
Las Vegas, NV 89117
(702) 822-2640
(702) 822-2650 (fax)

ATTORNEY FOR
CLAREMONT TECHNOLOGIESCORP.